EXHIBIT 23.1

    Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87222) pertaining to the SureWest KSOP of our report dated June 26, 2006, with respect to the financial statements and schedule of the SureWest KSOP included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                                     /s/ Moss Adams LLP

Stockton, California
June 26, 2006